UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2012

Veramark Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13898	16-1192368
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1565 Jefferson Rd, Suite 120, Rochester, New York		14623
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-381-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Anthony C. Mazzullo 2011 Bonus

On March 7, 2012, the Compensation Committee of the Board of Directors of Veramark Technologies, Inc. (the "Registrant") granted Anthony C. Mazzullo, the Company’s President and Chief Executive Officer, a discretionary bonus of $30,000 for the year ended December 31, 2011.

(2) 2012 Incentive Plan for Management and Key Employees

On March 7, 2012, the Compensation Committee of the Board of Directors of the Registrant approved the Veramark Technologies, Inc. 2012 Incentive Plan for Management and Key Employees (the "Plan"). Participants eligible to participate in the Plan are corporate officers, key employees and managers, including the following named executive officers: Ronald C. Lundy, Vice President of Finance and Chief Financial Officer; Joshua B. Bouk, Senior Vice President, Strategic Services and Thomas W. McAlees, Senior Vice President, Engineering and Operations. Actual participants and amounts payable to them will be determined by the President and Chief Executive Officer.

The Plan establishes a bonus pool based on the Registrant achieving certain targeted ranges of Adjusted Operating Income, as defined in the Plan. No bonuses will be payable until $250,000 of Adjusted Operating Income is reached. At the $250,000 level of Adjusted Operating Income, a minimum of $30,000 of bonuses will be paid, representing 12% of Adjusted Operating Income. The percentage of operating income payable as bonuses under the Plan, increases as Adjusted Operating Income increases, so that 16% of Adjusted Operating Income is payable as bonuses if Registrant achieves $1,750,000 of Adjusted Operating Income. Not less than 40% nor more than 60% of the bonus pool will be paid to certain executives identified in the Plan, including those named above.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veramark Technologies, Inc.

March 13, 2012	By:	/s/ Ronald C. Lundy

Name: Ronald C. Lundy
Title: VP of Finance and CFO